UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
FIRST BANCORP.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Additional Information Regarding First BanCorp.’s 2020 Annual Meeting of Stockholders to be Held on Friday, May 22, 2020

First BanCorp. (the “Corporation”) issued the following press release on May 8, 2020, which relates to its proxy statement that was dated April 9, 2020 (the “Proxy Statement”) and was furnished to the Corporation’s stockholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Stockholders to be held on Friday, May 22, 2020. This supplement should be read in conjunction with the Corporation’s Proxy Statement.

News Release

FIRST BANCORP. ANNOUNCES VIRTUAL-ONLY
2020 ANNUAL MEETING OF STOCKHOLDERS

Company Release – 5/8/2020 4:30 PM ET

SAN JUAN, Puerto Rico--(BUSINESS WIRE) -- First BanCorp. (the “Corporation”) (NYSE: FBP), the bank holding company for FirstBank Puerto Rico, announced today that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of our stockholders and other possible attendees at its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), the Annual Meeting will be held in a virtual-only format, instead of as an in-person event at the Corporation’s principal offices. The Annual Meeting will still be held at the previously-announced time and date of 10:00 a.m., local time, on Friday, May 22, 2020.

Stockholders of record and beneficial holders of common stock as of the close of business on April 1, 2020 will be entitled to attend and participate in the Annual Meeting in a listen-only mode by visiting www.virtualshareholdermeeting.com/FBP2020.  To be admitted to the virtual shareholder meeting website for the Annual Meeting, stockholders of record will need to use their 16-digit control number to log into the website.  The 16-digit control number can be found on the proxy card, voting instruction form or other notices stockholders received previously. Stockholders will need their control number to vote at the virtual/hybrid Annual Meeting.  Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares during the virtual event.  Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.

Whether or not stockholders plan to attend the virtual Annual Meeting, the Corporation encourages stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials.  The proxy card included with the proxy materials previously distributed may continue to be used to vote in connection with the Annual Meeting.  If stockholders have already voted, no additional action is required.

Additional details regarding participation in the Annual Meeting, including how to demonstrate your ownership of our common stock as of the record date, are available at www.virtualshareholdermeeting.com/FBP2020.

We plan to announce any changes regarding the Annual Meeting by issuing a press release and filing the press release as a definitive additional soliciting material on EDGAR.  A replay of the webcast will be available for one year on the Corporation’s website at: https://www.1firstbank.com/pr/en/help-center/investor-relations.

About First BanCorp.

First BanCorp. is the parent corporation of FirstBank Puerto Rico, a state-chartered commercial bank with operations in Puerto Rico, the U.S. and British Virgin Islands and Florida, and of FirstBank Insurance Agency, LLC. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Limited Liability Company and First Express, Inc., both small loan companies. First BanCorp’s shares of common stock trade on the New York Stock Exchange under the symbol “FBP.”

First BanCorp.
John B. Pelling III
Investor Relations Officer
787-729-8003
john.pelling@firstbankpr.com